As filed with the Securities and Exchange Commission on February 28, 1997
                                                 Registration No. 333-22255

                            SECURITIES AND EXCHANGE COMMISSION



                           POST EFFECTIVE AMENDMENT NO. TWO
                                         TO
                                       FORM S-3
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              OUTBACK STEAKHOUSE, INC.
                  (Exact name of registrant as specified in its charter)


                 Delaware                            59-3061413
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
     of incorporation or organization)



                            550 North Reo Street, Suite 200
                                Tampa, Florida 33609
                            Telephone:  (813) 282-1225
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                          ROBERT S. MERRITT, SR. VICE PRESIDENT
                              Outback Steakhouse, Inc.
                           550 North Reo Street, Suite 200
                              Tampa, Florida 33609
                            Telephone:  (813) 282-1225
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPY TO:
                              JOHN M. GHERLEIN, ESQ.
                                Baker & Hostetler
                         1900 East 9th Street, Suite 3200
                           Cleveland, Ohio 44114-3435
                           Telephone:  (216) 861-7398

                                  OUTBACK STEAKHOUSE, INC.






           Outback Steakhouse, Inc. (the "Company") hereby deregisters 291,886 shares of Common Stock of the Company. An aggregate of 304,358 shares were registered for sale on behalf of certain stockholders of the Company. As of the close of business of April 14, 1997, the offering was terminated and a total of 12,472 shares of Common Stock were sold by the selling stockholders.

                                       SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. Two to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 3rd day of May, 1997.

                                       OUTBACK STEAKHOUSE, INC.




                                       By:  /s/ Joseph J. Kadow
                                           JOSEPH J. KADOW, Attorney-in-Fact


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


[CAPTION]

Name                    Title                        Date
[C]                     [C]                          [C]
/s/ <FN1>
Chris T. Sullivan      Chairman, Chief Executive    May 3, 1997
                        Officer, and Director
                        (Principal Executive Officer)

/s/ <FN1>
Robert S. Merritt       Senior Vice President, Chief May 3, 1997
                        Financial Officer, Treasurer,
                        and Director (Principal
                        Financial Officer, and
                        Principal Accounting Officer)

/s/ <FN1>
Robert D. Basham        President, Chief Operating   May 3, 1997
                        Officer, and Director

/s/ <FN1>
J. Timothy Gannon       Senior Vice President        May 3, 1997
                        and Director

/s/ <FN1>
Edward L. Flom          Director                     May 3, 1997

/s/ <FN1>
John A. Brabson, Jr.    Director                     May 3, 1997

/s/ <FN1>
Charles H. Bridges      Director                     May 3, 1997

/s/ <FN1>
W. R. Carey, Jr.        Director                     May 3, 1997

/s/ <FN1>
Lee Roy Selmon          Director                     May 3, 1997

/s/ <FN1>
Nancy Schneid           Director                     May 3, 1997

/s/ <FN1>
Debbi Fields            Director                     May 3, 1997

<FOOTNOTES>

<FN1>                             By: /s/ Joseph J. Kadow, Attorney-in-Fact
                                      JOSEPH J. KADOW, Attorney-in-Fact